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Exhibit 10(d)

FOURTH AMENDMENT TO THE
EMERSON ELECTRIC CO.
1993 INCENTIVE SHARES PLAN

          WHEREAS, Emerson Electric Co. ("Company") previously adopted the Emerson Electric 1993 Incentive Shares Plan ("Plan") for the benefit of eligible employees; and

          WHEREAS, the Compensation and Human Resources Committee of the Board of Directors of the Company ("Committee") is authorized to amend the Plan pursuant to Section 12 thereof; and

          WHEREAS, the Committee desires to amend the Plan effective as of October 1, 2001:

          NOW, THEREFORE, effective as of October 1, 2001, the Plan is amended as follows:

          1. The following is added at the end of the first paragraph of Section 7:

                    However, the Committee may direct that a Participant as to whose compensation the Company's federal income tax deduction is not limited by Section 162(m) of the Internal Revenue Code of 1986, as amended, shall receive payment of an award before the determination that the applicable targeted performance objectives have been met, subject to adjustment and repayment of any such payment if the performance objectives are not met.

          IN WITNESS WHEREOF, the foregoing amendment was adopted on the 1st day of October, 2001.